                                                                     Exhibit 4.4

                                                                  EXECUTION COPY



================================================================================



                                AMERICREDIT CORP.

                     1.75% CONVERTIBLE SENIOR NOTES DUE 2023

                                ________________

                                    INDENTURE
                          DATED AS OF NOVEMBER 18, 2003

                                ________________

                                 HSBC BANK USA,
                                   AS TRUSTEE



================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE ........................................................     1

     SECTION 1.1    DEFINITIONS ..............................................................................     1
     SECTION 1.2    OTHER DEFINITIONS ........................................................................     6
     SECTION 1.3    TRUST INDENTURE ACT PROVISIONS ...........................................................     7
     SECTION 1.4    RULES OF CONSTRUCTION ....................................................................     7

ARTICLE 2. THE SECURITIES ....................................................................................     7

     SECTION 2.1    FORM AND DATING ..........................................................................     7
     SECTION 2.2    EXECUTION AND AUTHENTICATION .............................................................     9
     SECTION 2.3    REGISTRAR, PAYING AGENT AND CONVERSION AGENT .............................................     9
     SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST ......................................................    10
     SECTION 2.5    SECURITYHOLDER LISTS .....................................................................    10
     SECTION 2.6    TRANSFER AND EXCHANGE ....................................................................    10
     SECTION 2.7    REPLACEMENT SECURITIES ...................................................................    11
     SECTION 2.8    OUTSTANDING SECURITIES ...................................................................    11
     SECTION 2.9    TREASURY SECURITIES ......................................................................    12
     SECTION 2.10   TEMPORARY SECURITIES .....................................................................    12
     SECTION 2.11   CANCELLATION .............................................................................    12
     SECTION 2.12   LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS ....................................    12
     SECTION 2.13   CUSIP NUMBERS ............................................................................    14
     SECTION 2.14   DEFAULTED INTEREST .......................................................................    14

ARTICLE 3. REDEMPTION AND PURCHASES ..........................................................................    15

     SECTION 3.1    RIGHT TO REDEEM; NOTICE TO TRUSTEE .......................................................    15
     SECTION 3.2    SELECTION OF SECURITIES TO BE REDEEMED ...................................................    15
     SECTION 3.3    NOTICE OF REDEMPTION .....................................................................    15
     SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION ...........................................................    16
     SECTION 3.5    DEPOSIT OF REDEMPTION PRICE. .............................................................    16
     SECTION 3.6    SECURITIES REDEEMED IN PART ..............................................................    16
     SECTION 3.7    CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION ............................................    16
     SECTION 3.8    PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL ....................    17
     SECTION 3.9    EFFECT OF CHANGE IN CONTROL PURCHASE NOTICE ..............................................    20
     SECTION 3.10   DEPOSIT OF CHANGE IN CONTROL PURCHASE PRICE ..............................................    20
     SECTION 3.11   PURCHASE OF SECURITIES AT OPTION OF THE HOLDER ON SPECIFIED DATES ........................    21
     SECTION 3.12   SECURITIES PURCHASED IN PART .............................................................    24
     SECTION 3.13   COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES ..............................    24

ARTICLE 4. CONVERSION ........................................................................................    24

     SECTION 4.1    CONVERSION PRIVILEGE .....................................................................    24
     SECTION 4.2    CONVERSION PROCEDURE .....................................................................    26
     SECTION 4.3    FRACTIONAL SHARES ........................................................................    26
     SECTION 4.4    TAXES ON CONVERSION ......................................................................    26
     SECTION 4.5    COMPANY TO PROVIDE STOCK .................................................................    27
     SECTION 4.6    ADJUSTMENT OF CONVERSION RATE ............................................................    27

     SECTION 4.7    NO ADJUSTMENT ............................................................................    30
     SECTION 4.8    ADJUSTMENT FOR TAX PURPOSES ..............................................................    30
     SECTION 4.9    NOTICE OF CONVERSION RATE ADJUSTMENT .....................................................    30
     SECTION 4.10   NOTICE OF CERTAIN TRANSACTIONS ...........................................................    30
     SECTION 4.11   EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE ........    31
     SECTION 4.12   TRUSTEE'S DISCLAIMER .....................................................................    31
     SECTION 4.13   VOLUNTARY INCREASE .......................................................................    32

ARTICLE 5. GUARANTEES ........................................................................................    32

     SECTION 5.1    SUBSIDIARY GUARANTEES ....................................................................    32
     SECTION 5.2    EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES ..........................................    33
     SECTION 5.3    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS .......................................    33
     SECTION 5.4    RELEASES FOLLOWING SALE OF ASSETS ........................................................    34
     SECTION 5.5    LIMITATION ON GUARANTOR LIABILITY ........................................................    34
     SECTION 5.6    TRUSTEE TO INCLUDE PAYING AGENT ..........................................................    34

ARTICLE 6. COVENANTS .........................................................................................    34

     SECTION 6.1    PAYMENT OF SECURITIES ....................................................................    34
     SECTION 6.2    SEC REPORTS ..............................................................................    35
     SECTION 6.3    COMPLIANCE CERTIFICATES ..................................................................    35
     SECTION 6.4    FURTHER INSTRUMENTS AND ACTS .............................................................    36
     SECTION 6.5    MAINTENANCE OF CORPORATE EXISTENCE .......................................................    36
     SECTION 6.6    RULE 144A INFORMATION REQUIREMENT ........................................................    36
     SECTION 6.7    STAY, EXTENSION AND USURY LAWS ...........................................................    36
     SECTION 6.8    ADDITIONAL SUBSIDIARY GUARANTEES .........................................................    36
     SECTION 6.9    ADDITIONAL INTEREST ......................................................................    37

ARTICLE 7. CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE ..............................................    37

     SECTION 7.1    COMPANY MAY CONSOLIDATE, ETC, ONLY ON CERTAIN TERMS ......................................    37
     SECTION 7.2    SUCCESSOR SUBSTITUTED ....................................................................    38

ARTICLE 8. DEFAULT AND REMEDIES ..............................................................................    38

     SECTION 8.1    EVENTS OF DEFAULT ........................................................................    38
     SECTION 8.2    ACCELERATION .............................................................................    39
     SECTION 8.3    OTHER REMEDIES ...........................................................................    40
     SECTION 8.4    WAIVER OF DEFAULTS AND EVENTS OF DEFAULT .................................................    40
     SECTION 8.5    CONTROL BY MAJORITY ......................................................................    40
     SECTION 8.6    LIMITATIONS ON SUITS .....................................................................    40
     SECTION 8.7    RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT ......................................    41
     SECTION 8.8    COLLECTION SUIT BY TRUSTEE ...............................................................    41
     SECTION 8.9    TRUSTEE MAY FILE PROOFS OF CLAIM .........................................................    41
     SECTION 8.10   PRIORITIES ...............................................................................    41
     SECTION 8.11   UNDERTAKING FOR COSTS ....................................................................    42

ARTICLE 9. TRUSTEE ...........................................................................................    42

     SECTION 9.1    DUTIES OF TRUSTEE ........................................................................    42
     SECTION 9.2    RIGHTS OF TRUSTEE ........................................................................    43
     SECTION 9.3    INDIVIDUAL RIGHTS OF TRUSTEE .............................................................    44
     SECTION 9.4    TRUSTEE'S DISCLAIMER .....................................................................    44

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
     SECTION 9.5    NOTICE OF DEFAULT OR EVENTS OF DEFAULT ...................................................    44
     SECTION 9.6    REPORTS BY TRUSTEE TO HOLDERS ............................................................    44
     SECTION 9.7    COMPENSATION AND INDEMNITY ...............................................................    44
     SECTION 9.8    REPLACEMENT OF TRUSTEE ...................................................................    45
     SECTION 9.9    SUCCESSOR TRUSTEE BY MERGER, ETC .........................................................    45
     SECTION 9.10   ELIGIBILITY; DISQUALIFICATION ............................................................    46
     SECTION 9.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY ........................................    46

ARTICLE 10. AMENDMENTS, SUPPLEMENTS AND WAIVERS ..............................................................    46

     SECTION 10.1   WITHOUT CONSENT OF HOLDERS ...............................................................    46
     SECTION 10.2   WITH CONSENT OF HOLDERS ..................................................................    46
     SECTION 10.3   COMPLIANCE WITH TRUST INDENTURE ACT ......................................................    47
     SECTION 10.4   REVOCATION AND EFFECT OF CONSENTS ........................................................    47
     SECTION 10.5   NOTATION ON OR EXCHANGE OF SECURITIES ....................................................    48
     SECTION 10.6   TRUSTEE TO SIGN AMENDMENTS, ETC ..........................................................    48
     SECTION 10.7   EFFECT OF SUPPLEMENTAL INDENTURES ........................................................    48

ARTICLE 11. MISCELLANEOUS ....................................................................................    48

     SECTION 11.1   TRUST INDENTURE ACT CONTROLS .............................................................    48
     SECTION 11.2   NOTICES ..................................................................................    48
     SECTION 11.3   COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS .............................................    49
     SECTION 11.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT .......................................    49
     SECTION 11.5   RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS .......................................    49
     SECTION 11.6   RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT ...........................    50
     SECTION 11.7   LEGAL HOLIDAYS ...........................................................................    50
     SECTION 11.8   GOVERNING LAW ............................................................................    50
     SECTION 11.9   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS ............................................    50
     SECTION 11.10  NO RECOURSE AGAINST OTHERS ...............................................................    50
     SECTION 11.11  SUCCESSORS ...............................................................................    50
     SECTION 11.12  MULTIPLE COUNTERPARTS ....................................................................    50
     SECTION 11.13  SEPARABILITY .............................................................................    50
     SECTION 11.14  TABLE OF CONTENTS, HEADINGS, ETC .........................................................    50

                             CROSS-REFERENCE TABLE*

     TIA                                                                          INDENTURE
   SECTION                                                                         SECTION
---------------                                                               -----------------
Section   310(a)(1) ........................................................    9.10
          (a)(2) ...........................................................    9.10
          (a)(3) ...........................................................    N.A.**
          (a)(4) ...........................................................    N.A.
          (a)(5) ...........................................................    9.10
          (b) ..............................................................    9.8; 9.10
          (c) ..............................................................    N.A.
Section   311(a)                                                                9.11
          (b) ..............................................................    9.11
          (c) ..............................................................    N.A.
Section   312(a) ...........................................................    2.5
          (b)                                                                   11.3
          (c) ..............................................................    11.3
Section   313(a) ...........................................................    9.6
          (b)(1) ...........................................................    N.A.
          (b)(2) ...........................................................    9.6
          (c) ..............................................................    9.6; 11.2
          (d) ..............................................................    9.6
Section   314(a) ...........................................................    6.2; 6.4; 11.2
          (b) ..............................................................    N.A.
          (c)(1) ...........................................................    11.4(a)
          (c)(2) ...........................................................    11.4(a)
          (c)(3) ...........................................................    N.A.
          (d) ..............................................................    N.A.
          (e) ..............................................................    11.4(b)
          (f) ..............................................................    N.A.
Section   315(a) ...........................................................    9.1(b)
          (b) ..............................................................    9.5; 11.2
          (c) ..............................................................    9.1(a)
          (d) ..............................................................    9.1(c)
          (e) ..............................................................    8.11
Section   316(a)(last sentence) ............................................    2.9
          (a)(1)(A) ........................................................    8.5
          (a)(1)(B) ........................................................    8.4
          (a)(2) ...........................................................    N.A.
          (b) ..............................................................    8.7
          (c) ..............................................................    11.5
Section   317(a)(1) ........................................................    8.8
          (a)(2) ...........................................................    8.9
          (b) ..............................................................    2.4

_____________
* Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**     N.A. means Not Applicable.

         THIS INDENTURE dated as of November 18, 2003 is among AmeriCredit Corp., a corporation duly organized under the laws of the State of Texas (the "Company"), the Guarantors (as defined herein) and HSBC Bank USA, a banking association organized and existing under the laws of the State of New York, as Trustee (the "Trustee").

         In consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto agree as follows for the benefit of the others and for the equal and ratable benefit of the registered Holders of the Securities.

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1  DEFINITIONS.

         "Additional Interest" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control, except as to the Company's interest in Dealer Track Holdings, Inc.

         "Agent" means any Registrar, Paying Agent or Conversion Agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

         "Board of Directors" means either the board of directors of the Company or any committee of the Board of Directors specifically authorized to act for it with respect to this Indenture.

         "Business Day" means each day that is not a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

         "Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

         "Certificated Security" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

         "Closing Price" of the Common Stock means, as of any date of determination, the closing per share sale price on such date as reported by The New York Stock Exchange, or if the Common Stock is not then quoted on The New York Stock Exchange, such other principal national securities exchange on which the Common Stock is listed, or if no closing sale price is reported, the average of the bid and ask prices, or if more than one in either case, the average of the average bid and the average asked prices, in either case, at 4:00 p.m. (or such earlier time as the last sale prior to 4:00 p.m.), New York time, as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded.

         "Common Stock" means the common stock of the Company, $0.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

         "Conversion Rate" means, as of any date of determination, the numbers of shares of Common Stock into which a Security may be converted in accordance with Article 4 hereof.

         "Conversion Value" of a Security means, as of any date of determination, the product of the last reported bid price of the Common Stock on that date multiplied by the Conversion Rate of that Security on that date.

         "Corporate Trust Office" means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 452 Fifth Avenue, New York, NY 10018-2706, Attention: Issuer Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

         "Credit Enhancement Agreements" means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Subsidiaries or any of the Securitization Trusts for the purpose of providing credit support for the Securitization Trusts or any of their respective Indebtedness or asset-backed securities.

         "Credit Facilities" means, with respect to the Company or any of its Subsidiaries, one or more debt facilities with banks or other institutional lenders providing for revolving credit loans; provided that in no event will any such facility that constitutes a Warehouse Facility or a Residual Funding Facility be deemed to qualify as a Credit Facility.

         "Default" or "default" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "Final Maturity Date" means November 15, 2023.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time and consistently applied.

         "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

         "Guarantors" means each of (i) AmeriCredit Financial Services Inc., a Delaware corporation, ACF Investment Corp., a Delaware corporation, Americredit Corporation of California, a California corporation, AmeriCredit Management Company, a Delaware corporation, AmeriCredit Consumer Discount Company, a Pennsylvania corporation, AmeriCredit Service Center Ltd., a Canadian corporation chartered in the Province of Ontario, AmeriCredit Flight Operations, LLC, a Texas limited liability company, AmeriCredit NS I Co., a Nova Scotia unlimited company, AmeriCredit NS II Co., a Nova Scotia unlimited company and AmeriCredit Financial Services of Canada Ltd., a Canadian corporation chartered in the Province of Ontario and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of Section 5.2 hereof, and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Primary Registrar's books.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

         "Initial Purchasers" means Credit Suisse First Boston LLC and J.P. Morgan Securities Inc.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

         "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

         "Put Right Purchase Date" means either the 2008 Purchase Date or the applicable 2013-2018 Purchase Date, as the case may be.

         "Put Right Purchase Price" means the 2008 Purchase Price or the 2013-2018 Purchase Price, as the case may be.

         "Receivables" means (i) consumer installment sale contracts and loans evidenced by promissory notes secured by new and used automobiles, passenger vans and light trucks, (ii) other consumer installment sale contracts, lease contracts, credit, debit or charge card receivables and (iii) loans secured by residential mortgages, in the case of each of the clauses (i), (ii) and (iii), that are purchased or originated in the ordinary course of business by the Company or any Subsidiary of the Company; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

         "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

         "Redemption Price" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 18, 2003, among the Company, the Guarantors and the Initial Purchasers.

         "Residual Funding Facility" means any funding arrangement with a financial institution or other lender or purchaser under which advances are made to the Company or any Subsidiary based upon residual or subordinated interests in Securitization Trusts and/or Warehouse Trusts.

         "Restricted Global Security" means a Global Security that is a Restricted Security.

         "Restricted Security" means a Security required to bear the restricted legend set forth in the form of Security set forth in Exhibit A of this Indenture.

         "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

         "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the 1.75% Convertible Senior Notes due 2023, as amended or supplemented from time to time, that are issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

         "Securitization" means a public or private transfer of Receivables in the ordinary course of business and by which the Company or any of its Subsidiaries directly or indirectly securitizes a pool of specified Receivables including any such transaction involving the sale of specified Receivables to a Securitization Trust.

         "Securitization Trust" means any Person (whether or not a Subsidiary of the Company) (i) established for the purpose of issuing asset-backed securities and (ii) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities, provided that such Person is not an obligor with respect to any

Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements. As of the date of this Indenture, AFS Funding Corp., AFS Funding Trust, AFS SenSub Corp., the various statutory business trusts or special purpose corporations formed to issue asset-backed securities and AmeriCredit Canada Automobile Receivables Trust and AmeriCredit Canada 2002-A Corp. shall be deemed to satisfy the requirements of the foregoing definition.

         "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by
(i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

         "Subsidiary Guarantee" means the Guarantee of the Securities by each of the Guarantors pursuant to Article 5 hereof and in the form of the Guarantee attached hereto as Exhibit C and any additional Guarantee of the Securities to be executed by any Restricted Subsidiary pursuant to Section 6.8 hereof.

         "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

         "Trading Day" means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which such security is traded.

         "Trading Price" means, on any date of determination, the average of the secondary bid quotations per Security obtained by the Conversion Agent for $5,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided, that if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from an independent nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of such Securities will equal (a) the applicable Conversion Rate of such Securities multiplied by (b) the Closing Price of the Common Stock.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

         "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Unrestricted Certificated Security" means a Certificated Security that is not a Restricted Security.

         "Unrestricted Global Security" means a Global Security that is not a Restricted Security.

         "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Warehouse Facility" means any funding arrangement, other than a Credit Facility, a Securitization or a Residual Funding Facility, with a financial institution or other lender or purchaser under which advances are made to a Warehouse Trust to the extent (and only to the extent) funding thereunder is used exclusively by the Warehouse Trust to purchase Receivables from the Company or a Restricted Subsidiary and to pay the related expenses with respect to the Warehouse Trust.

         "Warehouse Trust" means any Person (whether or not a Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with a Warehouse Facility, which notes and securities are backed by specified Receivables purchased by such Person from the Company or any other Subsidiary. As of the date of this Indenture, AmeriCredit Master Trust, AmeriCredit MTN Trust II and AmeriCredit MTN Trust III shall be deemed to satisfy the requirements of the foregoing definition.

         SECTION 1.2  OTHER DEFINITIONS.

                         Term                                 Defined in Section
--------------------------------------------------------      ------------------
"Agent Members"                                                      2.1(b)
"Bankruptcy Law"                                                     8.1
"Change in Control"                                                  3.8(a)
"Change in Control Purchase Date"                                    3.8(a)
"Change in Control Purchase Notice"                                  3.8(c)
"Change in Control Purchase Price"                                   3.8(a)
"Closing Price Condition"                                            4.1(a)
"Company Order"                                                      2.2
"Company Put Right Notice"                                           3.11(c)
"Conversion Agent"                                                   2.3
"Conversion Date"                                                    4.2
"Conversion Price"                                                   4.1(a)
"Current Market Price"                                               4.6(f)
"Custodian"                                                          8.1
"DTC"                                                                2.1
"Depositary"                                                         2.1
"Determination Date"                                                 4.6(d)
"Event of Default"                                                   8.1
"Expiration Date"                                                    4.6(e)
"Expiration Time"                                                    4.6(e)
"Legal Holiday"                                                      11.7
"Legend"                                                             2.12
"Paying Agent"                                                       2.3
"Primary Registrar"                                                  2.3
"Purchase Agreement"                                                 2.1
"Purchased Shares"                                                   4.6(e)
"Put Right Purchase Notice"                                          3.11(a)
"QIB"                                                                2.1
"Registrar"                                                          2.3
"Rights Plan"                                                        4.6(d)
"Triggering Distribution"                                            4.6(d)
"Trigger Event"                                                      4.6(c)
"2008 Purchase Date"                                                 3.11(a)
"2008 Purchase Price"                                                3.11(a)
"2013-2018 Purchase Date"                                            3.11(a)
"2013-2018 Purchase Price"                                           3.11(a)

     SECTION 1.3   TRUST INDENTURE ACT PROVISIONS.

     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Securities;

     "indenture security holder" means a Securityholder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the indenture securities means the Company and the Guarantors, respectively, and any successor obligor on the Securities.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.4   RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (a)  a term has the meaning assigned to it herein;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) words in the singular include the plural, and words in the plural include the singular;

     (d)  provisions apply to successive events and transactions;

     (e) the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning;

     (f)  the masculine gender includes the feminine and the neuter;

     (g) references to agreements and other instruments include subsequent amendments thereto; and

     (h) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2.
                                 THE SECURITIES

     SECTION 2.1   FORM AND DATING.

     The Securities and the corresponding Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated November 12, 2003 (the "Purchase Agreement"), among the Company, the Guarantors and the Initial Purchasers, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

     The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") in reliance on Rule 144A or to persons in offshore transactions in reliance on Regulation S under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

     (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section
2.12 hereof and shall be made on the records of the Trustee and the Depositary.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iii) shall bear legends substantially to the following effect:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO

THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

     SECTION 2.2   EXECUTION AND AUTHENTICATION.

     An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $230,000,000 upon receipt of a written order or orders of the Company signed by an Officer o the Company (a "Company Order"). Each Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $230,000,000 except as provided in Section 2.7.

     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

     SECTION 2.3   REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

     The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Securities may be presented for payment (each, a "Paying Agent"), one or more offices or agencies where Securities may be presented for conversion (each, a "Conversion Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the "Primary Registrar") shall keep a register of the Securities and of their transfer and exchange.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1).

     The Company hereby initially designates the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, one such office or agency of the Company for each of the aforesaid purposes.

     SECTION 2.4   PAYING AGENT TO HOLD MONEY IN TRUST.

     Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest or premium or Additional Interest, if any, on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal, premium, interest or Additional Interest, if any, so becoming due. The Paying Agent shall hold in trust for the benefit of Securityholders and the Trustee all money held by the Paying Agent for the payment of principal of or interest and Additional Interest, if any, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest and Additional Interest, if any, on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

     SECTION 2.5   SECURITYHOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

     SECTION 2.6   TRANSFER AND EXCHANGE.

     (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.6, 3.12, 4.2 (last paragraph) or 10.5.

     Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed, (ii) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (iii) any Securities or portions thereof in respect of which a Change in Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (c) Each Holder of a Security agrees to indemnify the Company and the Trustee and each Agent against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.7   REPLACEMENT SECURITIES.

     If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

     Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 2.8   OUTSTANDING SECURITIES.

     Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article IV, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

     If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives, subsequent to the new Security's authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide purchaser.

     If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date, a Change in Control Purchase Date, a Put Right Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued Interest, including Additional Interest, if any, on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Change in Control Purchase Date, Put Right Purchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made.

     Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     SECTION 2.9   TREASURY SECURITIES.

     In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

     SECTION 2.10  TEMPORARY SECURITIES.

     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

     SECTION 2.11  CANCELLATION.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. Without limitation to the foregoing, any Securities acquired by any investment bankers or other purchasers pursuant to Section 3.7 shall be surrendered for conversion and thereafter cancelled, and may not be reoffered, sold or otherwise transferred.

     SECTION 2.12  LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibit A (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

     (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

     (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Security. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

     (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested, an opinion of counsel reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act.

     (e) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

     (f) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

               (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (A) or
          (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any

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

          Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

               (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

               (iii) The registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

               (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

     SECTION 2.13 CUSIP NUMBERS.

     The Company in issuing the Securities may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

     SECTION 2.14 DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Securities, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 6.1 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

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

                                   ARTICLE 3.
                            REDEMPTION AND PURCHASES

     SECTION 3.1 RIGHT TO REDEEM; NOTICE TO TRUSTEE.

     The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at the times and at the Redemption Prices specified in paragraph 5 of the form of Security attached hereto as Exhibit A, together with accrued interest and Additional Interest, if any, up to, but not including, the Redemption Date; provided that if the Redemption Date falls after an interest payment record date and on or before an interest payment date, then interest will be payable to the Holders in whose name the Securities are registered at the close of business on the interest payment record date.

     If the Company elects to redeem Securities pursuant to this Section 3.1 and paragraph 5 of the Securities, it shall notify the Trustee at least 25 days prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

     SECTION 3.2 SELECTION OF SECURITIES TO BE REDEEMED.

     If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 15 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot, or in its discretion, on a pro rata basis. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

     SECTION 3.3 NOTICE OF REDEMPTION.

     At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder's address as it appears on the Primary Registrar's books.

     The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

               (1) the Redemption Date;

               (2) the Redemption Price;

               (3) the then current Conversion Rate;

               (4) the name and address of each Paying Agent and Conversion
          Agent;

               (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

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

               (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 9 of the Securities and Article 4 hereof;

               (7) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease accruing on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price plus accrued interest and Additional Interest, if any, upon presentation and surrender to a Paying Agent of the Securities; and

               (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company's written request, which request shall (i) be irrevocable once given and
(ii) set forth all relevant information required by clauses (1) through (8) of the preceding paragraph, the Trustee shall give the notice of redemption to each Holder in the Company's name and at the Company's expense.

     SECTION 3.4 EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, together with accrued interest and Additional Interest, if any, except for Securities that are converted in accordance with the provisions of
Article 4. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price, plus accrued interest and Additional Interest, if any, up to but not including the Redemption Date; provided that if the Redemption Date is an interest payment date, interest will be payable to the Holders in whose names the Securities are registered on the Redemption Date.

     SECTION 3.5 DEPOSIT OF REDEMPTION PRICE.

     Prior to 11:00 a.m. New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of and accrued interest and Additional Interest, if any, on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

     SECTION 3.6 SECURITIES REDEEMED IN PART.

     Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

     SECTION 3.7 CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

     In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price, together with interest accrued and Additional Interest, if any, to, but not including, the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest and Additional Interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.7 shall relieve the Company of its obligation to pay the Redemption Price, plus accrued interest and Additional Interest, if any, to but excluding the relevant Redemption Date, on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of 11:00 a.m. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent and Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

     SECTION 3.8 PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE IN
                 CONTROL.

     (a) If at any time that Securities remain outstanding there shall occur a Change in Control, Securities shall be purchased by the Company at the option of the Holders, as of the date that is 30 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and Additional Interest, if any, to, but excluding, the Change in Control Purchase Date (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.8.

     A "Change in Control" shall be deemed to have occurred if any of the following occurs after the date hereof:

               (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than in the ordinary course of business;

               (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

               (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined below), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the voting stock of the Company (measured by voting power rather than number of shares);

               (4) the first day on which a majority of the members of the board of directors (as defined below) of the Company are not continuing directors;

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

               (5) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for voting stock (other than disqualified stock) of the surviving or transferee person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee person (immediately after giving effect to such issuance); or

               (6) a termination of listing in which the Common Stock or other common stock into which the Securities are convertible is neither listed for trading on a United States national securities exchange nor quoted on The Nasdaq National Market.

For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor, (ii) "board of directors" means the Board of Directors or other governing body charged with the ultimate management of any person, or any duly authorized committee thereof, (iii) "capital stock" means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person; (iv) "continuing director" means, as of any date of determination, any member of the board of directors of the Company who: (1) was a member of such board of directors on the date of the indenture; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election, (v) "disqualified stock" means any capital stock that, by its terms (or by the terms of any security into which it is convertible), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the capital stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature and (vi) "voting stock" of any person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the board of directors of such person.

     Notwithstanding anything to the contrary set forth in this Section 3.8, a Change in Control will not be deemed to have occurred if either:

               (1) the Closing Price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on such Trading Day; or

               (2) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

     (b) Within 10 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

               (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

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

               (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.8 must be given;

               (3)    the Change in Control Purchase Date;

               (4)    the Change in Control Purchase Price;

               (5) the Holder's right to require the Company to purchase the Securities;

               (6)    briefly, the conversion rights of the Securities;

               (7)    the name and address of each Paying Agent and Conversion
          Agent;

               (8)    the Conversion Rate and any adjustments thereto;

               (9) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to
          Article 4 of this Indenture only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (10) the procedures that the Holder must follow to exercise rights under this Section 3.8;

               (11) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

               (12) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

         If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

         (c) A Holder may exercise its rights specified in subsection (a) of this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

         The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 3.8 through 3.13 also apply to the purchase of such portion of such Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next immediately preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

        A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

        Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

        SECTION 3.9 EFFECT OF CHANGE IN CONTROL PURCHASE NOTICE.

        Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 3.8(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 3.8(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.8(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to
Article 4 on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

        A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

        SECTION 3.10 DEPOSIT OF CHANGE IN CONTROL PURCHASE PRICE.

        On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Change in Control Purchase
Date) sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Purchase Date plus accrued interest and Additional Interest, if any. The manner in which the deposit required by this Section 3.10 is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

        If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Security for which a Change in Control Purchase Notice has been tendered plus accrued interest and Additional Interest, if any, and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

        To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.10 exceeds the aggregate Change in Control Purchase Price together with interest and Additional Interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.


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        SECTION 3.11 PURCHASE OF SECURITIES AT OPTION OF THE HOLDER ON
                     SPECIFIED DATES.

        (a) The Securities shall be purchased by the Company in accordance with the provisions of paragraph 8 of the Securities on November 15, 2008 (the "2008 Purchase Date") at a purchase price per Security equal to 100.25% of the aggregate principal amount of the Security (the "2008 Purchase Price"), together with accrued interest and Additional Interest, if any, up to but not including such Put Right Purchase Date, and on November 15, 2013 and November 15, 2018 (the "2013-2018 Purchase Dates"), at a purchase price per Security equal to 100% of the aggregate principal amount of the Security (the "2013-2018 Purchase Price"), together with accrued interest and Additional Interest, if any, up to but not including such Put Right Purchase Date; provided that if the Put Right Purchase Date is on or after an interest record date but on or prior to the related interest payment date, interest on the Securities will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant date.

        Purchases of Securities by the Company pursuant to this Section 3.11 shall be made, at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Put Right Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the applicable Put Right Purchase Date until the close of business on the Business Day prior to such Put Right Purchase Date stating:

                    (A) if certificated notes have been issued, the certificate number of the Security which the Holder will deliver to be purchased,

                    (B) the portion of the principal amount of the Security
                  which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 or an integral multiple thereof,

                    (C) that such Security shall be purchased as of the
                  applicable Put Right Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Securities and in this Indenture, and

                    (D) delivery of such Security to the Paying Agent prior to, on or after the Put Right Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Put Right Purchase Price therefor, together with accrued interest, shall be so paid pursuant to this Section 3.11 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company.

        The Company shall purchase from the Holder thereof, pursuant to this
Section 3.11, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

        Any purchase by the Company contemplated pursuant to the provisions of this Section 3.11 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Put Right Purchase Date and the time of delivery of the Security.

        Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Purchase Notice contemplated by this Section
3.11 shall have the right to withdraw such Put Right Purchase Notice at any time prior to the close of business on the Business Day next preceding to the Put Right Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11(e).

        The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof.

        (b) The Put Right Purchase Price of Securities in respect of which a Put Right Purchase Notice pursuant to Section 3.11 has been given and not withdrawn shall be paid in U.S. legal tender (cash).

        (c) In connection with any purchase of Securities pursuant to this
Section 3.11 the Company shall give written notice of the Put Right Purchase Date to the Holders (the "Company Put Right Notice").

        The Company Put Right Notice shall be sent by first-class mail to the Trustee and to each Holder (and to each beneficial owner as required by applicable law) not less than 20 Business Days prior to any Put Right Purchase Date (the "Company Put Right Notice Date"). Each Company Put Right Notice shall include a form of Put Right Purchase Notice to be completed by a Securityholder and shall state:

               (i)    the Put Right Purchase Price and the Conversion Rate;

               (ii) the name and address of the Paying Agent and the Conversion Agent;

               (iii) that Securities as to which a Put Right Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 4 hereof and paragraph 9 of the Securities if the applicable Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (iv) that Securities must be surrendered to the Paying Agent to collect payment;

               (v) that the Put Right Purchase Price for, and accrued interest and Additional Interest, if any, on, any Security as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in subclause (iv) above;

               (vi) the procedures the Holder must follow to exercise rights under this Section and a brief description of those rights;

               (vii)  briefly, the conversion rights of the Securities;

               (viii) the procedures for withdrawing a Put Right Purchase Notice (including pursuant to the terms of Section 3.11(e);

               (ix) that, unless the Company defaults in making payment on Securities for which a Put Right Purchase Notice has been submitted, interest and Additional Interest, if any, on such Securities will cease to accrue on the Purchase Date; and

               (x)     the CUSIP number of the Securities.

        If any of the Securities are to be redeemed in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

        At the Company's request, the Trustee shall give such Company Put Right Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company.

        (d) The Company shall deposit cash, in respect of purchases under this
Section 3.11, at the time and in the manner as provided in Section 3.11(f), sufficient to pay the aggregate Put Right Purchase Price of all Securities, together with accrued interest and Additional Interest, if any, to, but not including, the Put Right Purchase Date, to be purchased pursuant to this Section 3.11.

        (e) Upon receipt by the Paying Agent of the Put Right Purchase Notice specified in Section 3.11(a), the Holder of the Security in respect of which such Put Right Purchase Notice was given shall (unless such Put Right Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Put Right Purchase Price, together with accrued interest and Additional Interest, if any, to, but not including, the Put Right Purchase Date thereon, with respect to such Security. Such Put Right Purchase Price, together with accrued interest and Additional Interest, if any, to, but not including, the Put Right Purchase Date thereon, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Put Right Purchase Date with respect to such Security (provided the conditions in Section 3.11(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.11(a). Securities in respect of which a Put Right Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 hereof on or after the date of the delivery of such Put Right Purchase Notice, unless such Put Right Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

        A Put Right Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Put Right Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date specifying:

               (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

               (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

               (3) the principal amount, if any, of such Security which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for purchase by the Company.

        A written notice of withdrawal of a Put Right Purchase Notice shall be in the form set forth in the preceding paragraph.

        There shall be no purchase of any Securities pursuant to this Section
3.11 if there has occurred (prior to, on or after as the case may be, the giving, by the Holders of such Securities, of the required Put Right Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Put Right Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Put Right Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Put Right Purchase Price with respect to such Securities) in which case, upon such return, the Put Right Purchase Notice with respect thereto shall be deemed to have been withdrawn.

        (f) Prior to 11:00 a.m. (local time in the City of New York) on the Put Right Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4)) an amount (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Put Right Purchase Price of, together with all accrued interest and Additional Interest, if any, to, but not including, the Put Right Purchase Date on, all the Securities or portions thereof which are to be purchased as of the Purchase Date. The manner in which the deposit required by this Section 3.11(f) is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Put Right Purchase Date.

        If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Put Right Purchase Price of any Security then, on the Put Right Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Put Right Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased on such Put Right Purchase Date as soon as practicable after the Put Right Purchase Date.

        To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.11(f) exceeds the aggregate Put Right Purchase Price together with interest and Additional Interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

        SECTION 3.12 SECURITIES PURCHASED IN PART.

        Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change in Control Purchase Date or the Put Right Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

        SECTION 3.13 COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES

        In connection with any offer to purchase or purchase of Securities under
Section 3.8 or 3.11, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act,
(b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 through 3.12 to be exercised in the time and in the manner specified therein.

                                   ARTICLE 4.
                                   CONVERSION

        SECTION 4.1 CONVERSION PRIVILEGE.

        (a) Subject to the further provisions of this Article 4 and paragraph 9 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock (i) in any fiscal quarter prior to November 15, 2018 if the Closing Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the first day of such fiscal quarter is more than 120% of the Conversion Price of Common Stock on the first day of such fiscal quarter or (ii) at any time on or after November 15, 2018, at the Conversion Price then in effect, if, as of such Conversion Date, the Closing Price of the Common Stock on any Trading Day is more than 120% of the Conversion Price of Common Stock on such Trading Day, through the close of business on the Final Maturity Date (together with clause
(i), each a "Closing Price Condition"), subject to the exceptions provided in
Section 4.1(b); provided, however, that, if such Security is called for redemption or submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date or Change in Control Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or for purchase (unless the Company shall default in making the redemption payment or Change in Control Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be). The number of shares of Common Stock issuable upon conversion of a Security shall be set forth in paragraph 9 of the Security, subject to adjustment as herein set forth. The initial Conversion Rate is
53.5260 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Price at any particular time is determined by dividing $1,000 by the then-applicable Conversion Rate (the "Conversion Price"). The initial Conversion Price is $18.6825 per share of Common Stock.

        Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

        A Security in respect of which a Holder has delivered a Change in Control Purchase Notice pursuant to Section 3.8(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Change in Control Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date in accordance with Section 3.9. A Security in respect of which a Holder has delivered a Put Right Purchase Notice pursuant to Section 3.11(a) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Put Right Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Put Right Purchase Date in accordance with Section 3.11(e).

     A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

     (b)   Even if the Closing Price Condition is not satisfied,

                   (1) if after any five consecutive Trading Day period in which the average of the Trading Prices for the Securities for that five-Trading Day period was less than 98% of the average of the Conversion Values for the Securities during that period, a holder may surrender Securities for conversion at any time during the following five Business Days; provided, however, that no Securities may be converted based on the satisfaction of this condition during the five-year period immediately preceding the Final Maturity Date;

                   (2) a Holder may surrender for conversion a Security which has been called for redemption pursuant to Section 3.1 at any time prior to the close of business on the Business Day prior to the redemption date;

                   (3) a Holder may surrender for conversion their Securities during any period in which the Securities are rated at or below CCC+ by Standard & Poor's Rating Group or Caa1 by Moody's Investors Service, Inc., or if the credit rating assigned to the Securities is suspended or withdrawn by both such rating agencies or, once rated, if the Securities are no longer rated by at least one of these rating agencies, although the Company is under no obligation to have the notes rated;

                   (4)   in the event that the Company declares

                         (A) a dividend or distribution of any rights or
                   warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share (as defined in Section 4.6(d)), or

                         (B) a dividend or distribution of cash, debt securities
                   (or other evidences of indebtedness), or other assets (excluding dividends or distributions for which Conversion Rate adjustment is required to be made under Section 4.6(a) or 4.6(b) of the Indenture) where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, together with all other such dividends and distributions within the preceding twelve months, exceeds 5% of the Current Market Price of the Common Stock as of the Trading Day immediately prior to the date of such distribution then the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the ex-dividend time for such dividend or distribution and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the ex-dividend time or until the Company announces that such distribution will not take place; and

                   (5) in the event that the Company is a party to a consolidation, merger, transfer or lease of all or substantially all of its assets or a merger which reclassifies or changes its Common

           Stock pursuant to which the Common Stock would be converted into cash, securities or other assets, the Securities may be surrendered for conversion at any time from or after the date which is 15 days prior to the anticipated effective time of the transaction as announced by the Company, which announcement must occur no later than 15 days prior to such anticipated effective time, until 15 days after the actual date of such transaction.

     SECTION 4.2 CONVERSION PROCEDURE.

     To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 4.3. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

     The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding Business Day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

     SECTION 4.3 FRACTIONAL SHARES.

     The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined, (calculated to the nearest 1/1000th of a share) by multiplying the Closing Price of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

     SECTION 4.4 TAXES ON CONVERSION.

     If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

     SECTION 4.5 COMPANY TO PROVIDE STOCK.

     The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

     All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on The Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be a Restricted Security.

     SECTION 4.6 ADJUSTMENT OF CONVERSION RATE.

     The Conversion Rate shall be adjusted from time to time by the Company as follows:

     (a) In case the Company shall (1) pay a dividend on its Common Stock in shares of Common Stock, (2) make a distribution on its Common Stock in shares of Common Stock, (3) subdivide its outstanding Common Stock into a greater number of shares, or (4) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such event by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

     (b) In case the Company shall issue rights or warrants (other than pursuant to a stockholder rights plan) to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Closing Price per share of Common Stock on the Business Day immediately prior to the date of announcement of such issuance, the Conversion Rate in effect shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such announcement by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on the Business Day immediately preceding the date of announcement of such issuance. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective on the day following the date of announcement of such issuance. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

     (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 4.6), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6 and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below and the denominator shall be the Current Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

     In the event the then fair market value (as so determined) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.6 by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

     In the event that the Company has in effect a preferred shares rights plan ("Rights Plan"), upon conversion of the Securities into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Article 4.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.6 (and no adjustment to the Conversion Rate under this Section 4.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.6. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.6 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     (d) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the Determination Date, and the denominator shall be the Current Market Price per share of the Common Stock on the Determination Date less the aggregate amount of cash so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. It is expressly understood that a stock buyback, repurchase or similar transaction or program shall in no event be considered a Triggering Distribution for purposes of this Section 4.6(d) or Section 4.6(e).

     (e) In case the Company or any of its Subsidiaries shall purchase any shares of the Company's Common Stock by means of a tender offer, then, effective immediately prior to the opening of business on the day after the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time"), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the aggregate consideration (determined as set forth below) payable to stockholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (f) of this Section 4.6), and the denominator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (f) of this Section 4.6). For purposes of this Section 4.6.(e), the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in such tender offer. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(e) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 4.6(e). For purposes of this Section 4.6(e), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

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

     (f) For the purpose of any computation under subsections (b), (c) and (d) of this Section 4.6, the current market price (the "Current Market Price") per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the ten (10) consecutive Trading Days commencing eleven (11) Trading Days before (i) the Determination Date, with respect to distributions under subsection (c) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (d) of this Section 4.6. For purposes of any computation under subsection (e) of this Section 4.6, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily Closing Prices for the ten
(10) consecutive Trading Days commencing on the Trading Day next succeeding the Expiration Date.

     (g) In any case in which this Section 4.6 shall require that an adjustment be made following a record date, an announcement date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in
Section 4.9) issuing to the Holder of any Security converted after such record date or announcement date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or announcement date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such announcement date or effective date or Determination Date or Expiration Date had not occurred.

     (h) No adjustment shall be made pursuant to this Section 4.6 if the Holders may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 4.6.

     SECTION 4.7  NO ADJUSTMENT.

     No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

     SECTION 4.8  ADJUSTMENT FOR TAX PURPOSES.

     The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

     SECTION 4.9  NOTICE OF CONVERSION RATE ADJUSTMENT.

     Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

     SECTION 4.10 NOTICE OF CERTAIN TRANSACTIONS.

     In the event that:

     (1) the Company takes any action which would require an adjustment in the Conversion Rate;

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

     (2) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

     (3)  there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.

     Section 4.11 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

     If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 4. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this
Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

     Section 4.12   TRUSTEE'S DISCLAIMER.

     The Trustee shall have no duty to determine when an adjustment under this
Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this
Article 4.

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

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

     Section 4.13   VOLUNTARY INCREASE.

     The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period if our Board of Directors determines that such increase would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of our Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 15 days prior notice of any increase in the Conversion Rate; provided, however, that in no event may the Company increase the Conversion Rate to be less than the par value of a share of Common Stock.

                                   ARTICLE 5.
                                   GUARANTEES

     SECTION 5.1    SUBSIDIARY GUARANTEES.

     (a) Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Company hereunder or thereunder, that:

               (i) the principal of, premium and interest and Additional Interest, if any, on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of and interest and Additional Interest, if any, on the Securities, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption, repurchase or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

     (b) The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the Obligations contained in the Securities and this Indenture.

     (c) If any Holder of Securities or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Securities in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (2) in the event of any declaration of acceleration of such Obligations as provided in
Article 8 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

     SECTION 5.2    EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

     To evidence its Subsidiary Guarantee set forth in Section 5.1 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit C (executed by the manual or facsimile signature of one of its Officers) shall be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

     Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 5.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

     If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

     SECTION 5.3    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     (a) Except as set forth in Articles 6 and 7 hereof, nothing contained in this Indenture or in any of the Securities shall prevent any amalgamation, consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor, as an entirety or substantially as an entirety, to the Company.

     (b) Except as provided in Section 5.3(a) hereof or in a transaction referred to in Section 5.4 hereof, no Guarantor may amalgamate or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another corporation, Person or entity unless: (i) subject to the provisions of Section 5.4 hereof, the Person formed by or surviving any such amalgamation, consolidation or merger (if other than such Guarantor) shall assume all the Obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities and this Indenture; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     Subject to Section 5.4 hereof, in case of any such amalgamation, consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company or such Guarantor and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and

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

thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

     SECTION 5.4    RELEASES FOLLOWING SALE OF ASSETS.

     In the event of a sale or other disposition of all of the assets of any Guarantor, by way of amalgamation, merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such an amalgamation, merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor in accordance with the provisions of this Indenture) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor), shall be released and relieved of its Obligations under its Subsidiary Guarantee and Section 5.3 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligations under its Subsidiary Guarantee.

     Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest and Additional Interest, if any, on the Securities and for the other Obligations of any Guarantor under this Indenture as provided in this Article 5. The release of any Guarantor pursuant to this Section 5.4 shall be effective whether or not such release shall be noted on any Security then outstanding or thereafter authenticated and delivered.

     SECTION 5.5    LIMITATION ON GUARANTOR LIABILITY.

     For purposes hereof, each Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Securities and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the debtor and creditor law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

     SECTION 5.6    TRUSTEE TO INCLUDE PAYING AGENT.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 5 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 5 in place of the Trustee.

                                   ARTICLE 6.
                                   COVENANTS

     SECTION 6.1    PAYMENT OF SECURITIES.

     The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest and Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate

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

thereof, sufficient to pay the installment. The Company shall (in immediately available funds), to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest and Additional Interest, if any, at the rate borne by the Securities per annum.

     Payment of the principal of (and premium, if any), interest and Additional Interest, if any, on the Securities shall be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest is made payable hereunder or in the Securities at any rate or percentage for or based on a period of 360 days, the yearly rate or percentage of interest to which such rate or percentage of interest is equivalent is the rate or percentage stipulated herein or in the Securities multiplied by the actual number of days in the calendar year and divided by 360. The foregoing sentence is for disclosure purposes only and shall not otherwise affect the terms of this Indenture or the Securities. To the extent that the Interest Act (Canada) is applicable, all interest which accrues under this Indenture or the Securities shall be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

     Section 6.2    SEC REPORTS.

     The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 6.3    COMPLIANCE CERTIFICATES.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 6.2 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 6 or Article 7 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.4    FURTHER INSTRUMENTS AND ACTS.

     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     SECTION 6.5    MAINTENANCE OF CORPORATE EXISTENCE.

     Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     SECTION 6.6    RULE 144A INFORMATION REQUIREMENT.

     Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act or such Common Stock and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 6.7    STAY, EXTENSION AND USURY LAWS.

     The Company and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company or any of the Guarantors from paying all or any portion of the principal of, premium, if any, or interest and Additional Interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company and each of the Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 6.8    ADDITIONAL SUBSIDIARY GUARANTEES.

     If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture, then such newly acquired or created Subsidiary shall execute a Subsidiary Guarantee and deliver an

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

opinion of counsel, in accordance with the terms of this Indenture; provided, that the foregoing shall not apply to Subsidiaries that qualify as Securitization Trusts or Warehouse Trusts for so long as they continue to constitute Securitization Trusts, Warehouse Trusts, or any special purpose Subsidiary formed for the limited purpose of participating in a financing arrangement secured by Receivables sold to that special purpose Subsidiary by the Company or another Subsidiary.

        SECTION 6.9 ADDITIONAL INTEREST.

        If at any time Additional Interest become payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Trust Officer receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                   ARTICLE 7.
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        SECTION 7.1 COMPANY MAY CONSOLIDATE, ETC, ONLY ON CERTAIN TERMS.

        The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

               (1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest and Additional Interest, if any, on all the Securities and all other Obligations and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets;

               (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

               (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


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

        SECTION 7.2 SUCCESSOR SUBSTITUTED.

        Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 8.
                              DEFAULT AND REMEDIES

        SECTION 8.1 EVENTS OF DEFAULT.

        An "Event of Default" shall occur if:

               (1) the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, upon redemption, on a Change of Control Purchase Date or Put Right Purchase Date or otherwise); or

               (2) the Company fails to pay any interest, including Additional Interest, if any, on any Security when due if such failure continues for 30 days; or

               (3) the Company fails to comply with any other covenant or warranty contained in the Securities or in this Indenture and the default continues for the period and after the notice specified below; or

               (4) the Company fails to deliver shares of Common Stock upon conversion of any Securities as required under this indenture for 10 days after notice is given in accordance with Section 4.2 of this Indenture; or

               (5) the Company defaults in the payment of the purchase price of any Security when the same becomes due and payable; or

               (6) the Company fails to provide a Change in Control Purchase Notice when required by Section 3.8; or

               (7) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, has occurred, which default:

                    (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"), or

                    (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; or

               (8) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting in behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

               (9) the Company or any of its Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case or proceeding;

                    (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                    (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                    (D) makes a general assignment for the benefit of its
               creditors; or

               (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company or any Subsidiary of the Company in an involuntary case or proceeding;

                    (B) appoints a Custodian of the Company or any Subsidiary of the Company or for all or substantially all of the property of the Company or any Subsidiary of the Company; or

                    (C) orders the liquidation of the Company or any Subsidiary of the Company;

          and in each case of this subclause (10) the order or decree remains unstayed and in effect for 60 consecutive days.

        The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        A default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this
Section 8.1 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When any default under this Section 8.1 is cured, it ceases.

        The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

        SECTION 8.2 ACCELERATION.

        If an Event of Default (other than an Event of Default specified in clause (9) or (10) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of

Default specified in clause (9) or (10) of Section 8.1 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration of Securities and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

        SECTION 8.3 OTHER REMEDIES.

        If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

        SECTION 8.4 WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

        Subject to Sections 8.7 and 10.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of, premium, if any, or any interest on any Security, a failure by the Company to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

        SECTION 8.5 CONTROL BY MAJORITY.

        The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        SECTION 8.6 LIMITATIONS ON SUITS.

         A Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 4) unless:

                    (1) the Holder gives to the Trustee written notice of a
               continuing Event of Default;

                    (2) the Holders of at least 25% in aggregate principal
               amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                    (3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

                    (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                    (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

        A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

        SECTION 8.7 RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

        SECTION 8.8 COLLECTION SUIT BY TRUSTEE.

        If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal of, premium, accrued interest and Additional Interest, if any, remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate of 2 1/2% per annum, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        SECTION 8.9 TRUSTEE MAY FILE PROOFS OF CLAIM.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 8.10 PRIORITIES.

         If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

        First, to the Trustee for amounts due under Section 9.7;

        Second, to Holders for amounts due and unpaid on the Securities for principal, premium and Additional Interest, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

        Third, the balance, if any, to the Company.

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

        SECTION 8.11 UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

                                   ARTICLE 9.
                                    TRUSTEE

        SECTION 9.1 DUTIES OF TRUSTEE.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person in a similar capacity would exercise or use under the circumstances in the conduct of his or her own affairs.

        (b) Except during the continuance of an Event of Default:

               (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of subsection (b) of this Section 9.1;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

         (f) The Trustee shall not be liable for interest or any other investment income on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 9.2   RIGHTS OF TRUSTEE.

         Subject to Section 9.1:

         (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
Section 11.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion.

         (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice by the Company or any Holder of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

         (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

         SECTION 9.3   INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

         SECTION 9.4   TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

         SECTION 9.5   NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after the Trustee obtains knowledge of such Default or Event of Default. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a Default or an Event of Default in payment of the principal of or interest on any Security.

         SECTION 9.6   REPORTS BY TRUSTEE TO HOLDERS.

         If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such March 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b)(2) and (c).

         A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

         SECTION 9.7   COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense (including reasonable legal fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

         The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

         To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture and the Securities or the resignation or removal of the Trustee.

         When the Trustee incurs expenses or renders services after an Event of Default specified in clause (9) or (10) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture and the Securities.

         SECTION 9.8   REPLACEMENT OF TRUSTEE.

         The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee if:

                       (1)   the Trustee fails to comply with Section 9.10;

                       (2)   the Trustee is adjudged a bankrupt or an insolvent;

                       (3) a receiver or other public officer takes charge of the Trustee or its property; or

                       (4)   the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

         If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

         If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession and shall be protected in its actions taken in accordance with this Indenture prior to such resignation.

         Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

         SECTION 9.9   SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

         SECTION 9.10  ELIGIBILITY; DISQUALIFICATION.

         The Trustee shall always satisfy the requirements of paragraphs (1),
(2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

         SECTION 9.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 10.
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 10.1  WITHOUT CONSENT OF HOLDERS.

         The Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Securityholder:

         (a)    to comply with Sections 4.11, 6.8 and 7.1;

         (b)    to cure any ambiguity, defect or inconsistency;

         (c) to make any other change that does not adversely affect the rights of any Securityholder;

         (d)    to comply with the provisions of the TIA;

         (e) to add to the covenants of the Company for the equal and ratable benefit of the Securityholders or to surrender any right, power or option conferred upon the Company; or

         (f)    to appoint a successor Trustee.

         SECTION 10.2  WITH CONSENT OF HOLDERS.

         The Company and the Trustee may amend or supplement the Securities or this Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of the Securities or this Indenture without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 10.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

         (a) change the stated maturity of the principal of, or interest on, any Security;

         (b) reduce the principal amount of, or any premium or interest on, any Security;

         (c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

         (d) change the place or currency of payment of principal of, or any premium or interest on, any Security;

         (e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

         (f) modify the provisions with respect to the purchase right of Holders pursuant to Article 3 upon a Change in Control or as described in
Section 3.11 in a manner adverse to Holders;

         (g) adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture;

         (h) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

         (i) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture;

         (j) modify any of the provisions of this Section or Section 8.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; and

         (k) waive a default or Event of Default in the payment of principal of or premium or Additional Interest, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration).

         It shall not be necessary for the consent of the Holders under this
Section 10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

         SECTION 10.3  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

         SECTION 10.4  REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         After an amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder, unless it makes a change described in any of clauses (a) through (k) of Section 10.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

         SECTION 10.5  NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

         SECTION 10.6  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to
Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

         SECTION 10.7  EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 11.
                                  MISCELLANEOUS

         SECTION 11.1  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

         SECTION 11.2  NOTICES.

         Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

         If to the Company or any Guarantor, to:

                  AmeriCredit Corp.
                  801 Cherry Street, Suite 3900
                  Fort Worth, Texas  76102
                  Attention:  Chief Financial Officer
                  Facsimile No.:  (817) 302-7915

                  if to the Trustee, to:

                  HSBC Bank USA
                  452 Fifth Avenue
                  New York, New York  10018-2706
                  Attention:  Issuer Services
                  Facsimile No.:  (212) 525-1300

     Such notices or communications shall be effective when received.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.3 COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

     SECTION 11.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

     (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 11.5 RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.

     The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

     SECTION 11.6  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION
                   AGENT.

     The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

     SECTION 11.7  LEGAL HOLIDAYS.

     A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 11.8  GOVERNING LAW.

     This Indenture, the Securities and the Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 11.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.10 NO RECOURSE AGAINST OTHERS.

     All liability described in paragraph 18 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

     SECTION 11.11 SUCCESSORS.

     All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 11.12 MULTIPLE COUNTERPARTS.

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     SECTION 11.13 SEPARABILITY.

     In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.14 TABLE OF CONTENTS, HEADINGS, ETC.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

                              AmeriCredit Corp.

                              By:   /s/ Preston Miller
                                   ------------------------------------------
                                    Name:  Preston Miller
                                    Title: Executive Vice President,
                                           Chief Financial Officer & Treasurer

                              AmeriCredit Corporation of California

                              By:   /s/ Preston Miller
                                   ------------------------------------------
                                    Name:  Preston Miller
                                    Title: Executive Vice President,
                                           Chief Financial Officer & Treasurer

                              AmeriCredit Financial Services, Inc.


                              By:   /s/ Preston Miller
                                   ------------------------------------------
                                    Name:  Preston Miller
                                    Title: Executive Vice President,
                                           Chief Financial Officer & Treasurer

                              AmeriCredit Financial Services of Canada Ltd.


                              By:   /s/ Preston Miller
                                   ------------------------------------------
                                    Name:  Preston Miller
                                    Title: Executive Vice President,
                                           Chief Financial Officer & Treasurer

                              AmeriCredit Management Company

                              By:   /s/ Preston Miller
                                   ------------------------------------------
                                    Name:  Preston Miller
                                    Title: Executive Vice President,
                                           Chief Financial Officer & Treasurer

                              AmeriCredit Consumer Discount Company

                              By:   /s/ Preston Miller
                                   ------------------------------------------
                                    Name:  Preston Miller
                                    Title: Executive Vice President,
                                           Chief Financial Officer & Treasurer

                              ACF Investment Corp.

                              By:   /s/ Preston Miller
                                   ------------------------------------------
                                    Name:  Preston Miller
                                    Title: Executive Vice President,
                                           Chief Financial Officer & Treasurer

                              AmeriCredit Service Center Ltd.

                              By:   /s/ Preston Miller
                                   ------------------------------------------
                                    Name:  Preston Miller
                                    Title: Executive Vice President,
                                           Chief Financial Officer & Treasurer

                              AmeriCredit Flight Operations, LLC

                              By:   /s/ Preston Miller
                                   ------------------------------------------
                                    Name:  Preston Miller
                                    Title: Executive Vice President,
                                           Chief Financial Officer & Treasurer

                              AmeriCredit NS I Co.

                              By:   /s/ Preston Miller
                                   ------------------------------------------
                                    Name:  Preston Miller
                                    Title: Executive Vice President,
                                           Chief Financial Officer & Treasurer

                              AmeriCredit NS II Co.

                              By:   /s/ Preston Miller
                                   ------------------------------------------
                                    Name:  Preston Miller
                                    Title: Executive Vice President,
                                           Chief Financial Officer & Treasurer

HSBC BANK USA,
as Trustee

By       /s/ Frank J. Godino
   ------------------------------------------------
   Name:  Frank J. Godino
   Title: Vice President

                                    EXHIBIT A
                           [FORM OF FACE OF SECURITY]

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]/1/

         [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]/2/

         [THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.]/2/

         [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE

________________

1   These paragraphs should be included only if the Security is a Global
    Security.

2   These paragraphs to be included only if the Security is a Restricted
    Security.

REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY
AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]/2/

__________________

/2/ These paragraphs to be included only if the Security is a Restricted
    Security.

                                AMERICREDIT CORP.

    CUSIP:                                                               A-

                     1.75% CONVERTIBLE SENIOR NOTES DUE 2023

    AmeriCredit Corp., a Texas corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse
hereof), promises to pay to                                           , or
registered assigns, the principal sum of    ($     ) on November 15, 2023 [or
such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note]/3/

    This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

                             SIGNATURE PAGE FOLLOWS

___________________

/3/  This phrase should be included only if the Security is a Global Security.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                           AMERICREDIT CORP.

                                           By:__________________________________
                                           Name:
                                           Title:

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

HSBC BANK USA,
 as Trustee

By:________________________________
     Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                                AMERICREDIT CORP.

                     1.75% CONVERTIBLE SENIOR NOTES DUE 2023

1.    INTEREST

      AmeriCredit Corp., a Texas corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 1.75% per annum from November 18, 2003 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2004. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    METHOD OF PAYMENT

      The Company shall pay interest on this Note and Additional Interest (pursuant to the Registration Rights Agreement), if any, to the person who is the Holder of this Note at the close of business on November 1 or May 1, as the case may be, next preceding the related Interest Payment Date (each, an "Interest Payment Record Date"). The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest, including Additional Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest, including Additional Interest, if any, in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.    PAYING AGENT, REGISTRAR AND CONVERSION AGENT

      Initially, HSBC Bank USA (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.    INDENTURE, LIMITATIONS

      This Note is one of a duly authorized issue of Securities of the Company designated as its 1.75% Convertible Senior Notes due 2023 (the "Notes"), issued under an Indenture dated as of November 18, 2003 (together with any supplemental indentures thereto, the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture.

This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

      The Notes are senior unsecured obligations of the Company limited to $230,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

5.    OPTIONAL REDEMPTION

      The Notes are subject to redemption, at any time on or after November 15, 2008, as a whole or from time to time in part, at the election of the Company. The Redemption Price is 100% (or 100.25% if the Redemption Date is November 15,
2008) of the principal amount of the Notes to be redeemed, together with accrued interest and Additional Interest, if any, up to but not including the Redemption Date; provided that if the Redemption Date falls after an Interest Payment Record Date and on or before an Interest Payment Date, then interest will be payable to the Holders in whose names the Notes are registered at the close of business on the relevant Interest Payment Record Dates.

      No sinking fund is provided for the Notes.

6.    NOTICE OF REDEMPTION

      Notice of redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest and Additional Interest, if any, to, but excluding, the Redemption Date, interest and Additional Interest, if any, shall cease to accrue on Notes or portions of them called for redemption.

7.    PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with any accrued interest and Additional Interest, if any, up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.    PURCHASE OF NOTES AT OPTION OF HOLDER ON SPECIFIED DATES

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the applicable Put Right Purchase Date at a purchase price equal to 100% (or 100.25% if the Put Right Purchase Date is November 15, 2008) of the principal amount thereof together with any accrued interest and Additional Interest, if any, up to, but excluding, the Put Right Purchase Date. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.    CONVERSION

      A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on November 15, 2023, subject to the conditions set forth in Section 4.1(a) of the Indenture; provided, however, that if the Note is called for redemption or subject to purchase upon a Change in Control or upon exercise of the purchase right described in paragraph 8 above, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date, the Change in Control Purchase Date or the Put Right Purchase Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or purchase (unless the Company shall default in making the redemption payment, Change in Control Purchase Price or Put Right Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased).

       The initial Conversion Rate is 53.5260 shares per $1,000 principal amount of Notes, subject to adjustment under certain circumstances as provided in the Indenture. The Conversion Price at any particular time is determined by dividing $1,000 by the then-applicable Conversion Rate. The initial Conversion Price is $18.6825 per share of Common Stock. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

       To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

       A Note in respect of which a Holder had delivered a Change in Control Purchase Notice or Put Right Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change in Control Purchase Notice or Put Right Purchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

10.    CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

       Any Notes called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, together with accrued interest and Additional Interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Paying Agent in trust for such Holders.

11.    DENOMINATIONS, TRANSFER, EXCHANGE

       The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

12.    PERSONS DEEMED OWNERS

       The Holder of a Note may be treated as the owner of it for all purposes.

13.    UNCLAIMED MONEY

       If money for the payment of principal or interest and Additional Interest, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.    AMENDMENT, SUPPLEMENT AND WAIVER

       Subject to certain exceptions, the Notes or the Indenture with respect to the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default with respect to the Notes and its consequence or compliance with any provision of the Notes or the Indenture with respect to the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15.    SUCCESSOR ENTITY

       When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

16.    DEFAULTS AND REMEDIES

       Under the Indenture, an Event of Default with respect to the Notes includes: (i) default in payment of any principal (including, without limitation, any premium, if any) on the Notes when due; (ii) default in payment of interest, including Additional Interest, if any, on the Notes when due; (iii) failure by the Company for 60 days after notice to it to comply with any of other covenant or warranty contained in the Notes or in the Indenture with respect to the Notes; (iv) failure to convert notes into share of Common Stock upon conversion of any Notes as required under the Indenture for 10 days; (v) failure to pay the purchase price of any Note when due; (vi) failure to provide timely notice of a Change of Control; (vii) default in the payment of certain indebtedness of the Company or a Subsidiary; (viii) except as provided in the Indenture, any of the Subsidiary Guarantees are rendered unenforceable or invalid or ceases for any reason to be in full force and effect; (ix) certain events of bankruptcy, insolvency or reorganization involving the Company or any of its Subsidiaries. If an Event of Default with respect to the Notes (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest, including Additional Interest, if any) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

17.    TRUSTEE DEALINGS WITH THE COMPANY

       HSBC Bank USA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.    NO RECOURSE AGAINST OTHERS

       A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

19.    AUTHENTICATION

       This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

20.    ABBREVIATIONS AND DEFINITIONS

       Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

       All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.    INDENTURE TO CONTROL; GOVERNING LAW

       In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

       The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: AmeriCredit Corp., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102, (817) 302-7000, Attention:
General Counsel.

                                 ASSIGNMENT FORM

       To assign this Note, fill in the form below:

       I or we assign and transfer this Note to

       _________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

       _________________________________________________________________________

       _________________________________________________________________________

       _________________________________________________________________________
              (Print or type assignee's name, address and zip code)

        and irrevocably appoint

       _________________________________________________________________________

       agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.


                                             Your Signature:

Date:_______________________                 ___________________________________

                                             (Sign exactly as your name appears
                                             on the other side of this Note)

     *Signature guaranteed by:


By:_________________________

* signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE

       To convert this Note into Common Stock of the Company, check the box: [_]

       To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $______.

       If you want the stock certificate made out in another person's name, fill in the form below:

       _________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

       _________________________________________________________________________

       _________________________________________________________________________

       _________________________________________________________________________
              (Print or type assignee's name, address and zip code)


                                              Your Signature:

Date:_______________________                  __________________________________
                                              (Sign exactly as your name appears
                                               on the other side of this Note)

       *Signature guaranteed by:


By:_________________________

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                           OPTION TO ELECT REPURCHASE
                            UPON A CHANGE OF CONTROL

To:    AmeriCredit Corp.

       The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from AmeriCredit Corp. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest and Additional Interest, if any, to, but excluding, such date, to the registered Holder hereof.

Dated:______________________                ________________________________

                                            ________________________________


                                            Signature(s) must be guaranteed by a
                                            qualified guarantor institution with
                                            membership in an approved signature
                                            guarantee program pursuant to Rule
                                            17Ad-15 under the Securities
                                            Exchange Act of 1934.


                                            ________________________________
                                            Signature Guaranty


Principal amount to be redeemed
(in an integral multiple of $1,000,
if less than all):


___________________________________


NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                           OPTION TO ELECT REPURCHASE
                               ON SPECIFIED DATES

To:  AmeriCredit Corp.

     The undersigned hereby requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is
$1,000 or an integral multiple thereof) below designated, on November 15,     in
accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price, together with any accrued interest and Additional Interest, if any, to, but excluding, such date, to the registered Holder hereof.

Dated:
        __________________                ______________________________________

                                          ______________________________________

                                          Signature(s) must be guaranteed by a
                                          qualified guarantor institution with
                                          membership in an approved signature
                                          guarantee program pursuant to Rule
                                          17Ad-15 under the Securities Exchange
                                          Act of 1934.



                                          ______________________________________
                                          Signature Guaranty


Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

___________________________________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                       SCHEDULE OF EXCHANGES OF NOTES/4/

     The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:

            Principal Amount
           of this Global Note           Authorized                                              Amount of
             Following Such             Signatory of           Amount of Decrease in            Increase in
              Decrease Date              Securities               Principal Amount           Principal Amount
        of Exchange (or Increase)         Custodian             of this Global Note        of this Global Note
        -------------------------       ------------           ---------------------       -------------------

___________________


/4/  This schedule should be included only if the Security is a Global Security.

                                    EXHIBIT B
                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                    REGISTRATION OF RESTRICTED SECURITIES/1/

Re:  1.75% Convertible Senior Notes due 2023 (the "Notes") of AmeriCredit Corp.

     This certificate relates to $ __________ principal amount of Notes owned in (check applicable box):

     [_] book-entry or     [_] definitive form by __________________________(the
                               "Transferor").

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of November 18, 2003 among AmeriCredit Corp., the Guarantors named therein and HSBC Bank USA, as trustee (the "Indenture"), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

     [_] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

     [_] Note is being acquired for the Transferor's own account, without transfer.

     [_] Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

     [_] Such Note is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities
          Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

     [_] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

     [_] Such Note is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

     [_] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Note will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

___________________

1 This certificate should only be included if this Security is a Restricted Security.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A) or pursuant to Regulation S under the Securities Act.

Date:
      _________________________________   ______________________________________
                                          (Insert Name of Transferor)

                                    EXHIBIT C

                              SUBSIDIARY GUARANTEE

     Each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the Obligations of the Company to the Holders or the Trustee under the Securities or under the Indenture, that: (a) the principal of, any interest and premium and Additional Interest, if any, on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and interest on overdue principal of interest and Additional Interest if any, on any Security, if any, if lawful and all other Obligations of the Company to the Holders or the Trustee under the Indenture or under the Securities shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

     The Obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 5 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of
Article 5 of the Indenture are incorporated herein by reference.

     No director, officer, employee, incorporator or stockholder, as such, past, present or future, of each of the Guarantors shall have any personal liability under this Subsidiary Guarantee by reason of its status as such director, officer, employee incorporator or stockholder.

     This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Securities and, in the event of any transfer or assignment of rights by any Holder of Securities or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     In certain circumstances more fully described in the Indenture, any Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted hereon.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     For purposes hereof, each Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the debtor and creditor law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Americredit Corporation of California                         AmeriCredit Financial Services, Inc.


By:                                                           By:
    _______________________________________________               ______________________________________________
    Name:   Preston A. Miller                                     Name:    Preston A. Miller
    Title:  Executive Vice President                              Title:   Executive Vice President
            Chief Financial Officer and Treasurer                          Chief Financial Officer and Treasurer


AmeriCredit Flight Operations, LLC                            AmeriCredit Management Company

By:                                                           By:
    _______________________________________________              _______________________________________________
    Name:   Preston A. Miller                                    Name:    Preston A. Miller
    Title:  Executive Vice President                             Title:   Executive Vice President
            Chief Financial Officer and Treasurer                         Chief Financial Officer and Treasurer


AmeriCredit Consumer Discount Company                         ACF Investment Corp.

By:                                                           By:
    _______________________________________________              _______________________________________________
    Name:   Preston A. Miller                                    Name:    Preston A. Miller
    Title:  Executive Vice President                             Title:   Executive Vice President
            Chief Financial Officer and Treasurer                         Chief Financial Officer and Treasurer


AmeriCredit Financial Services of Canada Ltd.                 AmeriCredit NS I Co.

By:                                                           By:
    _______________________________________________              _______________________________________________
    Name:   Preston A. Miller                                    Name:   Preston A. Miller
    Title:  Executive Vice President                             Title:  Executive Vice President
            Chief Financial Officer and Treasurer                        Chief Financial Officer and Treasurer

AmeriCredit Service Center Ltd.                               AmeriCredit NS II Co.

By:                                                           By:
    _______________________________________________              _______________________________________________
    Name:   Preston A. Miller                                    Name:   Preston A. Miller
    Title:  Executive Vice President                             Title:  Executive Vice President
            Chief Financial Officer and Treasurer                        Chief Financial Officer and Treasurer